 Exhibit 10.2

AGREEMENT

This AGREEMENT (the “Agreement”) is entered into as of May 17, 2007, by and between Compumed, Inc., a Delaware corporation (the “Company”) on one side and Boston Avenue Capital, LLC, an Oklahoma limited liability company, and its affiliates (collectively “BAC”) on the other side.

WHEREAS, the Company and BAC, entered into a Securities Purchase Agreement on March 12, 2007;

WHEREAS, the Company and BAC agreed to amend the Securities Purchase Agreement, dated March 12, 2007, in a Side Letter Agreement dated May 17, 2007; and

WHEREAS, in consideration for such Side Letter Agreement, BAC hereby agrees to enter into the following agreement;

NOW THEREFORE, in consideration of the premises and the undertakings set forth herein, and intending to be fully bound hereby, the parties hereby agree as follows:

1.

BAC represents that as of May 17, 2007, BAC owns the following securities (collectively the “Stock”) which shall be subject to this Agreement:

a.

Boston Avenue Capital, LLC owns 4,167 shares of the Company’s Class D 2% Convertible Preferred Stock, and

b.

Yorktown Avenue Capital, LLC, an affiliate of Boston Avenue Capital, LLC, owns 63,500 shares of the Company’s common stock.

2.

Boston Avenue Capital, LLC. owns warrants to purchase 4,166,500 shares of the Company’s common stock.  If Boston Avenue Capital, LLC exercises any or all of these warrants, BAC agrees that the underlying shares of common stock shall constitute Stock and therefore be subject to this Agreement.

3.

Effective as of the date hereof and for a period of five (5) years, BAC agrees to vote all of its Stock in favor of the directors listed in Exhibit A at every annual or special meeting of stockholders held within the five (5) year period, whether such election of directors is contested or uncontested.

4.

In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of BAC’s Stock by any reason of any stock dividend, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Stock for purpose of this Agreement.

5.

The directors listed on Exhibit A may be amended only with the mutual written consent of the parties.

6.

BAC agrees to file any documents as required by the federal securities laws related to this Agreement or any other agreement relating thereto.

7.

BAC agrees that it will not transfer, sell, hypothecate or enter into any other transaction that will have the result of eliminating or limiting BAC’s ability and right to vote the Stock as contemplated in this Agreement.

8.

General Provisions:

a.

This Agreement sets forth the entire agreement of the parties relative to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by each party.

b.

This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the California, without regard to conflicts of laws principles that would result in the application of the substantive law of another jurisdiction.

c.

If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable.

d.

No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies with respect to any subsequent breach.

e.

BAC represents that it has the requisite power and authority to enter into and perform this Agreement and to vote according to the terms described herein.  The execution, delivery and performance of this Agreement by BAC and the consummation by it of the terms contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of BAC or its Board of Directors, stockholders, partners, members, affiliates, as the case may be, is required.

THE PARTIES AGREE THIS AGREEMENT MAY BE DELIVERED AND/OR RETURNED BY TELEPHONE FACSIMILE IN ONE OR MORE COUNTERPART COPIES, AND THE PARTIES MAY RELY UPON THE SIGNATURES HERETO WHETHER IN ORIGINAL OR FACSIMILE COPY.

Dated: May 17, 2007

AGREED AND ACCEPTED

Boston Avenue Capital, LLC

By:  Value Fund Advisors, LLC, Manager

By:   /s/ Charles M. Gillman

Name: Charles M. Gillman

Title: Manager

Yorktown Avenue Capital, LLC.

By:  Value Fund Advisors, LLC, Manager

By: /s/ Charles M. Gillman

Name:  Charles M. Gillman

Title: Manager

By: Compumed, Inc.

By:  /s/ Robert Stuckelman

Name:  Robert Stuckelman

Title: Chairman of the Board

EXHIBIT A

1.  Robert Stuckelman

2.  John Minnick

3.  John Romm

4.  Stuart L. Silverman